UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2005

i2 Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28030	75-2294945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One i2 Place

11701 Luna Road

Dallas, TX 75234

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective March 28, 2005, (i) i2 Technologies, Inc. (the “Company”) cancelled all 50,000 share rights awards previously granted to Michael E. McGrath on February 27, 2005 pursuant to the terms of his employment agreement, and (ii) the Company issued to Mr. McGrath 50,000 shares of Common Stock of the Company in the form of restricted stock subject to the terms and conditions of the Company’s 1995 Stock Option/Stock Issuance Plan and the Restricted Stock Agreement. The restricted stock grant is subject to stockholder approval. The documentation pertaining to the transactions is attached hereto as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment to Employment Agreement and Termination of Share Rights Agreement, dated as of March 28, 2005, between i2 Technologies, Inc. and Michael E. McGrath.

10.2	Restricted Stock Agreement, dated as of March 28, 2005, between i2 Technologies, Inc. and Michael E. McGrath.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: April 1, 2005	By:	/s/ Robert C. Donohoo
Robert C. Donohoo
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amendment to Employment Agreement and Termination of Share Rights Agreement, dated as of March 28, 2005, between i2 Technologies, Inc. and Michael E. McGrath.

10.2	Restricted Stock Agreement, dated as of March 28, 2005, between i2 Technologies, Inc. and Michael E. McGrath.